As filed with the Securities and Exchange Commission on October ____, 2001

                                            Registration No. 333-


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                       ____________________

                             Form S-8
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933
                       ____________________

                SOUTH ALABAMA BANCORPORATION, INC.
      (Exact name of registrant as specified in its charter)

                 Alabama                            63-0909434
          (State or other jurisdiction              (I.R.S. Employer
          of incorporation or organization)         Identification No.)



                       ____________________

100 Saint Joseph Street
P. O. Box 3067
Mobile, Alabama                                               36652
(Address of Principal Executive Offices)                    (Zip Code)
                       ____________________

                  SOUTH ALABAMA BANCORPORATION
                 2001 INCENTIVE COMPENSATION PLAN
                     (Full title of the plan)
                      _____________________

                                          Copy to:
F. MICHAEL JOHNSON                        BROOKS P. MILLING
Secretary and Chief Financial Officer     Hand Arendall, L.L.C.
100 Saint Joseph Street                   P. O. Box 123
P. O. Box 3067                            Mobile, Alabama  36601
Mobile, Alabama  36652                    (251) 432-5511
(Name and address of agent for service)
        ____________________

(251) 431-7800
(Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

                                               Proposed maximum  Proposed maximum
Title of                       Amount to be    offering price    aggregate         Amount of
securities to be registered    Registered(1)   per share(2)      offering price(3) registration fee
Common Stock (par value $0.01) 250,000 shares  $10.12            $2,530,000.00     $632.50


(1) Representing shares of the Registrant's common stock, $.01 par value to be issued and sold by the Registrant in connection with the exercise of options granted under the Registrant's 2001 Incentive Compensation Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.


(2) Based on the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq Small Cap Market of the Nasdaq Stock Market on October 18, 2001.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.





PART I.   INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS.

  The documents containing the information specified in Part I of the instructions to the Registration Statement on Form S-8 will be sent or given to employees of South Alabama Bancorporation, Inc. ("South Alabama") selected to participate in the Plan as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

PART II.    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3.     Incorporation of Documents by Reference.

  The following documents filed by South Alabama with the Securities and Exchange Commission are incorporated herein by reference:

  (a) South Alabama's Annual Report on Form 10-K for the year ended December 31, 2000.

  (b) All other reports filed by South Alabama pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2000.

  (c) The description of South Alabama's Common Stock contained in its Registration Statement filed pursuant to Section 12(G) of the Securities Exchange Act of 1934 (the "Exchange Act").

  All documents subsequently filed by South Alabama pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

  Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

  The validity of the shares of South Alabama's Common Stock offered hereby has been passed upon by Hand Arendall, L.L.C. Stephen G. Crawford, a member of Hand Arendall, L.L.C., is a director of South Alabama. As of September 30, 2001, attorneys practicing with Hand Arendall, L.L.C., together with their immediate families, beneficially owned approximately 195,000 shares of South Alabama's Common Stock.


Item 6.     Indemnification of Directors and Officers.

  Consistent with Division E of Article 8 of the Alabama Business Corporation Act (the "ABCA"),"Article 11" of South Alabama's Articles of Incorporation ("Article 11") provide that South Alabama shall indemnify its directors and officers against reasonable expenses, judgments, fines and amounts paid in settlement in connection with any claim, action, suit or proceeding based on such person's status as a director or officer of the corporation, provided such person acted in good faith and in a manner reasonably believed to be in or, if not acting in such person's official capacity, not opposed to the best interests of South Alabama. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful. No indemnification shall be made in the case of an action by or in the right of the corporation against a director or officer where the director or officer has been adjudged to be liable to South Alabama, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

  Under Article 11, South Alabama may advance expenses in defending a civil or criminal claim, action, suit or proceeding to a director or officer seeking indemnification, provided such director or officer provides a written affirmation of a good faith belief that he has met the standard of conduct required under Article 11, and provided that such director or officer provides an undertaking as an unlimited general obligation by or on behalf of the director or officer to repay such amount if and to the extent that it shall be ultimately determined that he is not entitled to be indemnified by South Alabama. Furthermore, those responsible for making the determination of whether or not indemnification is proper must determine that the facts then known to them would not preclude indemnification under Article 11.

  Under Article 11, South Alabama may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of South Alabama, or is or was serving at the request of South Alabama as a director, officer, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in any such capacity or arising out of his status as such, whether or not South Alabama had the power to indemnify such person against such liability under the provisions of
Article 11.

  Pursuant to a policy of liability insurance with St. Paul Mercury Insurance Company having a $4,000,000 directors and officers liability limit per year, the directors and officers of South Alabama are insured, subject to the limits, retentions, exceptions and other terms and conditions of the policy, against liability for any actual or alleged error, omission, act, misstatement, misleading statement or breach of duty actually or allegedly committed or attempted by a director or officer, or any matter claimed against a director or officer solely by reason of such person being a director or officer of South Alabama. The policy also has a $2,000,000 Trust Errors and Omissions limit per year, wherein directors and officers are indemnified for any actual or alleged error, omission, act or breach of duty while acting solely in the capacity of (among other things) personal representative of an estate, trustee, conservator, attorney in fact, escrow agent, registrar, tax withholding agent, trustee under bond indenture, fiduciary under an employee benefit plan or trust or a trustee exercising any fiduciary powers permitted by law.

Item 7.     Exemption from Registration Claimed.

  Not Applicable.

Item 8.     Exhibits.

  See Index to Exhibits.

Item 9.     Undertakings.

A.     South Alabama hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in any information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective Registration Statement;

       (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       Provided, however, that paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of South Alabama's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of South Alabama pursuant to the foregoing provisions, or otherwise, South Alabama has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by South Alabama of expenses incurred or paid by a director, officer or controlling person of South Alabama in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, South Alabama will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







                            SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, South Alabama certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mobile, State of Alabama, on October 16, 2001.


                                          SOUTH ALABAMA BANCORPORATION, INC.



                                     By: /s/W. Bibb Lamar, Jr.
                                         W. Bibb Lamar, Jr.
                                         President and Chief Executive Officer


                        POWER OF ATTORNEY

  We, the undersigned officers and directors of South Alabama Bancorporation, Inc. hereby severally constitute W. Bibb Lamar, Jr. and F. Michael Johnson and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable South Alabama Bancorporation, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                            Title                              Date


(1) Principal Executive Officer


/s/W. Bibb Lamar, Jr.                President and Chief           10/16/2001
W. Bibb Lamar, Jr.                   Executive Officer

/s/F. Michael Johnson                                              10/16/2001
(2) & (3) Principal Financial and
  Accounting Officer


                                     Chief Financial Officer
F. Michael Johnson                   and Secretary

(4) Directors



/s/John B. Barnett, III              Director                      10/16/2001
John B. Barnett, III



/s/Stephen G. Crawford               Director                      10/16/2001
Stephen G. Crawford



/s/Haniel F. Croft                   Director                      10/16/2001
Haniel F. Croft



/s/David C. De Laney                 Director                      10/16/2001
David C. De Laney



/s/Broox G. Garrett, Jr.             Director                      10/16/2001
Broox G. Garrett, Jr.



/s/W. Dwight Harrigan                Director                      10/16/2001
W. Dwight Harrigan



/s/James P. Hayes, Jr.               Director                      10/16/2001
James P. Hayes, Jr.



/s/Clifton C. Inge                   Director                      10/16/2001
Clifton C. Inge



/s/W. Bibb Lamar, Jr.                Director                      10/16/2001
W. Bibb Lamar, Jr.



/s/Stratton F. Lewis, Jr.            Director                      10/16/2001
Stratton F. Lewis, Jr.



/s/Richard S. Manley                 Director                      10/16/2001
Richard S. Manley



/s/Kenneth R. McCartha               Director                      10/16/2001
Kenneth R. McCartha



/s/Thomas E. McMillan, Jr.           Director                      10/16/2001
Thomas E. McMillan, Jr.



/s/J. Richard Miller, III            Director                      10/16/2001
J. Richard Miller, III



/s/Harris V. Morrissette             Director                      10/16/2001
Harris V. Morrissette



/s/J. Stephen Nelson                 Director                      10/16/2001
J. Stephen Nelson



/s/Paul D. Owens, Jr.                Director                      10/16/2001
Paul D. Owens, Jr.



/s/Earl H. Weaver                    Director                      10/16/2001
Earl H. Weaver




                        INDEX TO EXHIBITS

Exhibit No.              Description

5                       Opinion of Hand Arendall, L.L.C.

23.1 Consent of Hand Arendall, L.L.C. is contained in its opinion filed as Exhibit 5.

23.2                    Consent of Arthur Andersen LLP.


24                      Power of Attorney (contained on signature pages).